Exhibit 99.1

 Boston Scientific Announces Recommended Offer to Acquire BTG plc. Transaction would expand peripheral interventions portfolio with minimally-invasive treatments for cancers and vascular conditions MARLBOROUGH, Mass., November 20, 2018 – Boston Scientific (NYSE: BSX) today announced it has reached an agreement on the terms of a recommended offer to acquire BTG plc. (LSE: BTG), a company headquartered in the United Kingdom, which develops and commercializes products used in minimally-invasive procedures targeting cancer and vascular diseases, as well as acute care pharmaceuticals. The transaction has been unanimously approved by the boards of directors of Boston Scientific and BTG. Under the terms of the transaction, holders of BTG’s common shares would receive cash consideration of 840 pence per share. The total cash consideration for 100% of BTG’s equity is approximately £3.3B, or U.S.$4.2B. The transaction is intended to be effected by way of an English court-sanctioned scheme of arrangement, and is expected to close in the first half of 2019, subject to receipt of required regulatory approvals and the approval of BTG’s shareholders and the U.K. court. BTG has three key businesses, the largest of which is its Interventional Medicine portfolio which encompasses several peripheral interventional product lines. The interventional oncology franchise includes the TheraSphere® Y-90 radiotherapy microspheres and the GALIL™ cryoablation system, used to treat patients with liver, kidney and other cancers. More than 840,000 people are expected to be diagnosed with liver cancer in 2018, and that number is expected to grow to 1.1 million by 2030.i Kidney cancer is among the 10 most common cancers in both men and women.ii The company’s Interventional Medicine business also has a highly-differentiated vascular portfolio, including filters, crossing catheters, microfoam and the EKOS® Endovascular System. The EKOS system, in combination with clot-dissolving drugs, breaks down blood clots to restore blood flow in patients with pulmonary emboli, deep vein thrombosis and peripheral arterial occlusions. It was the first device cleared by the Food and Drug Administration for the treatment of pulmonary embolism – a common complication of hospitalization and a leading cause of preventable hospital deaths.iii “The acquisition of BTG and its rapidly growing peripheral interventional portfolio is an exciting extension of our category leadership strategy that will augment our capabilities in important areas of unmet need such as cancer and pulmonary embolism,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “We are confident that the addition of these therapies to our portfolio will ultimately advance patient care in ways that could not be realized by either company alone, while also allowing us to realize substantial revenue and cost synergies and provide a strong return for investors.” The BTG portfolio also includes a pharmaceutical business comprised of acute care antidotes to treat overexposure to certain medications and toxins, and a licensing business that receives royalties relating to products subject to BTG intellectual property and license agreements. The company has 1,600 employees globally, located in North America, Europe, Asia and Australia. “Boston Scientific shares our commitment to transforming patient care, and has a sustained track record of innovation, clinical expertise and global commercial capabilities,” said Dame Louise Makin, chief executive officer, BTG. “The combined organization will be well positioned for success, enabling our valuable products to make a real difference to more people around the world.”

Boston Scientific has received irrevocable undertakings to vote in favor of the transaction from BTG’s three largest shareholders, covering an aggregate of approximately 33% of BTG’s outstanding shares, as well as from all of BTG’s directors, who hold an additional 0.3% of BTG shares. The transaction would be funded with a combination of cash on hand and proceeds from debt financing entered into by Boston Scientific. The full terms of the proposed transaction, including the full terms of the undertakings from BTG’s shareholders and directors, are set forth in an announcement made by Boston Scientific, Bravo Bidco Limited, a wholly-owned Boston Scientific subsidiary formed to effect the proposed transaction, and BTG today in accordance with Rule 2.7 of the U.K.’s City Code on Takeovers and Mergers. Boston Scientific has entered into a bridge financing facility providing for its receipt of £3.3B of committed financing, which satisfies the certain funds requirements of the U.K. Takeover Code. The transaction is expected to be two to three cents accretive to Boston Scientific adjusted earnings per share in 2019, and increasingly accretive thereafter. On a GAAP basis, the transaction is expected to be dilutive in 2019, and less dilutive or increasingly accretive thereafter, as the case may be, due to amortization expense and acquisition-related net charges. Barclays and Shearman & Sterling are acting as financial and legal advisors, respectively, on behalf of Boston Scientific. Conference Call and Webcast Information Boston Scientific will host a conference call to discuss this transaction today, Tuesday, November 20, at 7:15 am ET. The call will be hosted by Mike Mahoney, chairman and chief executive officer and Jeff Mirviss, senior vice president and president of the Peripheral Interventions division. A live webcast of the conference call will be available via the Boston Scientific website. Webcast registration is available on the Investor Relations section of the website at www.bostonscientific.com/investors. Registration at least 15 minutes prior to the scheduled start time is encouraged to ensure a timely connection. A replay of the webcast will be archived and accessible at www.bostonscientific.com/investors approximately one hour following the completion of the conference call. About Boston Scientific Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world. As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook. Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our business plans, regulatory approvals, the closing of the acquisition, product development and product performance and impact. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements. Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

No profit forecasts or estimates
Nothing in this Announcement (including any statement of estimated synergies) is intended or shall be deemed to be a forecast, projection or estimate of the future financial performance of BTG or Boston Scientific Bidco for any period and no statement in this Announcement should be interpreted to mean that cash flow from operations, earnings, or earnings per share or income of those persons (where relevant) for the current or future financial years would necessarily match or exceed the historical published cash flow from operations, earnings, earnings per share or income of those persons (as appropriate).

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income and adjusted net income (earnings) per share that excludes certain charges and/or credits, such as amortization expense and acquisition-related net charges (credits). These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes. For further information regarding our non-GAAP measures, see Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report on Form 10-K, which we may update in Quarterly Reports on Form 10-Q we have filed or will file hereafter.

No inducement or solicitation
This press release is for information purposes only and is not intended to, and does not, constitute or form part of any offer, invitation, inducement or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of or exercise rights in respect of any securities, or the solicitation of any vote or approval of an offer to buy securities in any jurisdiction, pursuant to the Acquisition or otherwise nor shall there be any sale, issuance or transfer of any securities pursuant to the Acquisition in any jurisdiction in contravention of any applicable laws.

The acquisition of BTG by Boston Scientific (the "**Acquisition**") is intended to be implemented by way of a U.K. scheme of arrangement (the "**Scheme**"), pursuant to the terms of a Scheme Document, which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Scheme. Any decision, vote or other response in respect of the Acquisition should be made only on the basis of information contained in the Scheme Document. BTG Shareholders are advised to read the formal documentation in relation to the Acquisition carefully once it has been dispatched.

This press release does not constitute a prospectus or prospectus-equivalent document.

Overseas jurisdictions
The release, publication or distribution of this press release in, and the availability of the Acquisition to persons who are residents, citizens or nationals of, jurisdictions other than the United Kingdom may be restricted by laws and/or regulations of those jurisdictions. In particular, the ability of persons who are not resident in the U.K. to vote their BTG shares with respect to the Scheme at the court meeting or with respect to any required resolutions at the general meeting, or to execute and deliver forms of proxy appointing another to vote at the court meeting and/or general meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Therefore, any persons who are subject to the laws and regulations of any jurisdiction other than the U.K. should inform themselves about and observe any applicable requirements in their jurisdiction. Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction.

CONTACTS:

Kelly Leadem
Media Relations
(508) 683-5543
Kelly.Leadem@bsci.com

Trish Backes
Media Relations
(651) 582-5887
Trish.Backes@bsci.com

Susie Lisa, CFA
Investor Relations

i International Association of Cancer Registries; GLOBOCAN Database: http://gco.iarc.fr/. ii American Cancer Society. Key Statistics about Kidney Cancer. https://www.cancer.org/cancer/kidney-cancer/about/key-statistics.html. iii American Thoracic Society. Breathing in America: Diseases, Progress and Hope; Chapter 16. https://www.thoracic.org/patients/patient-resources/breathing-in-america/resources/chapter-16-pulmonary-embolism.pdf . (508) 683-5565 BSXInvestorRelations@bsci.com